EXHIBIT 99.1

LIVE NATION ENTERTAINMENT TO SHARE REGULATORY UPDATE

LOS ANGELES – May 23, 2024 – Live Nation Entertainment, Inc. (NYSE: LYV), the world’s leading live entertainment company, will share a regulatory update on Thursday, May 23, 2024. Management will host a teleconference today at 5 p.m. PT (8 p.m. ET).

A live webcast of the call will be accessible from the "News / Events'' section of the company’s website at investors.livenationentertainment.com. All interested parties can register for the webcast under the same link. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the "Financial Information" section of the website.

About Live Nation Entertainment
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship. For additional information, visit www.livenationentertainment.com.

Contact:
Investors: IR@livenation.com
Media: Media@livenation.com